Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated January 28, 2004, relating to the financial statements and financial statement schedule of SigmaTel, Inc, which appear in SigmaTel, Inc.’s Registration Statement on Form S-1 (No. 333-112280). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-112280).

PricewaterhouseCoopers LLP

Austin, Texas

February 19, 2004